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                                                                Exhibit 10.42(a)

                          AMENDMENT TO OUTPUT AGREEMENT

      This Amendment to Output Agreement (the "Amendment"), dated as of May 29, 2003, is entered into by and between BAM! Entertainment, Inc. ("BAM") and Spyglass Entertainment Group, LP. ("Spyglass"), in settlement of all claims referenced herein.

                                    RECITALS

      A. WHEREAS, BAM (as successor in interest to Bay Area Multimedia, Inc.) and Spyglass are parties to that certain Exclusive Output Agreement, dated as of October 2000, with respect to, among other things, the license of certain video game rights in and to motion pictures produced by Spyglass ("Output Agreement");

      B. WHEREAS, on May 27, 2003, Spyglass filed a complaint (the "Complaint") against BAM in the Superior Court of California ("Superior Court"), County of Los Angeles, Case No. BC296371, entitled Spyglass Entertainment Group, L.P. v. BAM! Entertainment, Inc. (the "Litigation"), the basis for which BAM disputes; and

      C. WHEREAS, in order to avoid the expense and uncertainty of trial, the parties to this Amendment now desire to settle and release the Litigation pursuant to the terms stated herein below.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual promises contained herein and for other valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Termination of the Output Agreement and Release of Rights. The parties hereto acknowledge that, other than as provided herein below, the Output Agreement terminated as of May 29, 2003. In connection therewith, BAM acknowledges and agrees that, other than as provided herein below, it has returned and/or hereby returns to Spyglass effective May 29, 2003 (via reversion, quitclaim, and/or affirmative transfer back) all rights licensed, granted, or otherwise transferred from Spyglass to BAM pursuant to the terms of the Output Agreement in and to the theatrical motion pictures developed, produced, acquired, distributed and/or exploited by Spyglass and Spyglass shall have no further obligation to submit projects to BAM pursuant to the Amendment or otherwise. Moreover, for the avoidance of doubt, the parties agree that there are no existing obligations between them other than those spelled out in this Amendment.

      2. Rights With Respect to "Reign of Fire." Notwithstanding the foregoing, BAM shall retain all rights and obligations with respect to the original motion picture "Reign of Fire" licensed from Spyglass to BAM pursuant to the terms of the Output Agreement, and the parties agree that the terms and conditions of the Output Agreement are incorporated herein as to the video game based on the original motion picture "Reign of Fire" (the "Reign of Fire Game") and apply thereto. Notwithstanding the foregoing, BAM acknowledges and agrees that it shall not receive or retain any rights with respect to any subsequent production, prequel, sequel or remake of "Reign of Fire."

      3. Amendment to Royalty Reporting and Payment. Notwithstanding anything to the contrary in paragraph 5.a. of the Output Agreement, royalties for Spyglass related to the
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Reign of Fire Game which accrue after March 31, 2003 shall be reported and paid to Spyglass on a quarterly basis through the end of 2004, and shall be reported and paid to Spyglass on a semi-annual basis thereafter. Royalties and reports for each reporting period shall be due from BAM to Spyglass no later than forty five (45) calendar days after the close of each reporting period.

      4. Royalties Currently Owed to Spyglass Entertainment Group. The parties agree that BAM currently owes to Spyglass $195,297.24 in royalties in relation to the distribution of the Reign of Fire Game prior to and including March 31, 2003, based on royalties reported by BAM to Spyglass, plus additional sums that may be due for interest thereon. This amount is collectively "The Indebtedness." However, in consideration for expedited payments by BAM on the payment schedule in paragraph 4.1, below, Spyglass agrees to accept, in lieu of The Indebtedness, the sum of two hundred thousand dollars ($200,000.00) ("the Settlement Amount"), so long as that Settlement Amount is Paid in Full (as defined in paragraph 4.2) on the schedule in paragraph 4.1 herein.

            4.1. In lieu of The Indebtedness, BAM shall pay to Spyglass the flat sum of $200,000 in three (3) equal installments, such installments to be paid on June 27, 2003, July 3, 2003 and July 11, 2003. Should BAM fail to make payments on those dates, or should the amounts not be Paid in Full, BAM shall continue to owe the full Indebtedness without compromise.

            4.2 For purposes of this Amendment, Paid in Full means the payment in good funds to Spyglass of the Settlement Amount.

            4.3 The parties agree that the calculation of The Indebtedness above is based upon the representation by BAM to Spyglass that BAM owed Spyglass royalties of $260,297.24 for the period through March 31, 2003 relating to "Reign of Fire." The parties acknowledge and agree that BAM paid Spyglass $65,074.31 of such $260,297.24 on May 28, 2003. The parties further agree that Spyglass retains its rights under paragraphs 5.c. and 5.d. of the Output Agreement to review the books and records and royalty calculations relating to the Reign of Fire Game and the parties agree that notwithstanding anything else in this Amendment, BAM shall owe Spyglass the amount of any royalties above $260,297.24 which are discovered to have accrued at any point for the period through March 31, 2003.

      5. Rights Not Held in or to "The Recruit." BAM represents and covenants that: (i) its video game currently entitled "Ice Nine," at the time of commercial release, will not be inspired by or based in whole or in part on the theatrical motion picture "The Recruit"; and (ii) BAM does not own any rights of any kind throughout the universe, in any language, pertaining to the theatrical motion picture "The Recruit" (including, without limitation, any rights to develop, distribute, sell or exploit a video game based thereon) or any element therein (including, without limitation, the title, theme, characters, content and music), for all now known or hereafter existing uses, media and forms. BAM further acknowledges and agrees that: (i) it shall not use any element (including, without limitation, the title, theme, characters, content or music) of "The Recruit" in its video game currently entitled "Ice Nine"; (ii) if and to the extent that the video game currently entitled "Ice Nine" is not commercially released by December 15, 2005, BAM shall cease using the name "Ice Nine" in connection with such video game, provided that BAM has not extended its license agreement with Kurt Vonnegut, Kurt Vonnegut's legal representative, and/or Kurt Vonnegut's successor in interest, and then BAM shall only use such name until the expiration of such extended license agreement; and (iii) BAM shall indemnify, defend and hold Spyglass (and its parent, subsidiaries, affiliates, officers, directors, partners and employees) from

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any and all third party claims, damages, expenses, costs, causes, actions, demands, controversies or proceedings of any kind or nature, by Kurt Vonnegut, Kurt Vonnegut's legal representative, and/or Kurt Vonnegut's successor in interest, arising out of or in connection with a claim that is based on, or alleges, that "Ice Nine" was inspired by or based on "The Recruit."

      6. Common Stock Purchase Warrant. BAM hereby represents and covenants that all rights in and to that certain Common Stock Purchase Warrant (the "Warrant"), dated as of September 2000, issued to Spyglass by Bay Area Multimedia, Inc. (which Warrant was assumed by BAM pursuant to the subsequent merger) have fully vested in Spyglass and that all provisions of the Warrant remain valid and in full force and effect.

      7. No Assignments. BAM hereby covenants and represents that neither it nor Bay Area Multimedia, Inc. has assigned or transferred (directly or indirectly, in whole or in part) any right, claim or interest, or potential right, claim or interest, that is covered by the provisions embodied in this Amendment or the Output Agreement. BAM hereby agrees to indemnify, defend, and hold harmless Spyglass from any claims, damages, expenses, costs, causes, actions, demands, controversies or proceedings of any kind or nature, by a third party that contends that he, she or it is the beneficiary of any such assignment or transfer.

      8. Dismissal of the Litigation. Concurrently with the execution of this Amendment and delivery thereof to Spyglass, Spyglass, through its attorneys, shall execute and deliver to BAM a "Request for Dismissal," which shall be filed with the Superior Court by Spyglass in order to dismiss the Litigation in its entirety with prejudice, provided that Spyglass receives the Settlement Amount Paid in Full.

            8.1 Releases Effective Upon Payments In Paragraph 4. Effective upon Spyglass' receipt of the Settlement Amount Paid in Full, as defined in paragraph 4.1, above, the parties agree that the following mutual releases shall be effective between Spyglass and BAM:

            In consideration of the terms and conditions set forth above, Spyglass and BAM, on behalf of their respective representatives, predecessors, successors, assigns, agents, partners, joint venture partners, parent companies, subsidiary companies, directors, officers, employees, insurers, shareholders and attorneys irrevocably releases and discharges each other and their respective representatives, predecessors, successors, assigns, agents, partners, joint venture partners, parent companies, subsidiary companies, directors, officers, employees, insurers, shareholders and attorneys, from and against any and all claims, rights, demands, actions, obligations, liabilities, and causes of action, whether based on tort, contract, statute, equity or other theory, whether asserted or unasserted, of any kind, nature and character whatsoever, known or unknown, suspected or unsuspected, which it has or may have now (other than claims arising out of the terms or the enforcement of this Amendment), arising out of or relating in any way to the Output Agreement. The parties retain any claims that arise out of the terms or the enforcement of this Amendment.

            8.2 Waiver of California Civil Code Section 1542. All rights under
      Section 1542 of the Civil Code of the State of California are expressly waived in connection with

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      the releases in paragraph 8.1, except as provided above. It is understood that Section 1542 of the Civil Code provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      9. Confidentiality. Each party hereto agrees to keep the terms and amount of this Amendment completely confidential, and not to disclose such information other than as may be required by: (i) applicable law, governmental order or regulation, including, but not limited to, the United States Securities and Exchange Commission ("SEC"), or by order or decree of any court of competent jurisdiction; (ii) as part of its normal reporting requirements or review procedures to its parent company(ies), auditors, attorneys or other advisors;
(iii) in connection with a possible sale, merger or other consolidation transaction involving it or its parent company; neither party hereto shall divulge or disclose to any third party any of the material terms and conditions of this Amendment, without the prior written consent of the other party hereto. In the event that disclosure is required pursuant to clause (i) above, the party so making disclosure shall so notify the other party (if possible, prior to making such disclosure and in any event as promptly as practicable) and shall seek confidential treatment of such information.

      10. Representations and Warranties. Each of the parties hereto respectively represents, warrants and agrees that:

            10.1 It has received independent legal advice from its attorneys with respect to the advisability of making the settlement provided for in this Amendment and with respect to the advisability of executing this Amendment.

            10.2 It has not been subjected to any duress, undue influence, or inequality of bargaining power in connection with the negotiation or execution of this Amendment.

            10.3 It has made such investigation of the facts pertaining to the parties' actual and potential disputes as it deems necessary or desirable, prior to entering into this Amendment.

            10.4 It has the full right and authority to enter into this Amendment, and the individual executing this Amendment on its behalf has the full right and authority to do so, and to commit and bind it to this Amendment.

            10.5 Except for statements, representations and promises expressly set forth in this Amendment, it has not relied upon any statement, representation or promise of any other party hereto (or of any employee, attorney or other representative of any other party hereto) in executing this Amendment, and no other party hereto has made any statements, representations or promises relied upon by it in entering into this Amendment.

      11. No Admission of Liability. This Amendment shall not in any way be considered an admission of any liability on the part of either party hereto.


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      12. Severability; Drafting; Amendment. The provisions of this Amendment are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. The language of this Amendment shall not be construed for or against any particular party. Any amendment to this Amendment must be in writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Amendment.

      13. Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed one original.

      14. Notices. Any notice to be served hereunder by any party hereto upon any other party hereto shall be sent to the address listed for such party on the signature page hereto by (i) U.S. Mail, first class delivery, (ii) by facsimile, or (iii) overnight delivery. The date of facsimile transmission shall control for purposes of computing all deadlines.

      15. Binding Effect. The provisions of this Amendment shall be binding upon BAM and Spyglass, and their respective heirs, administrators, representatives, agents, executors, predecessors, successors, and assigns, and shall inure to the benefit of BAM and Spyglass and to their respective heirs, administrators, representative, agents, executors, predecessors, successors and assigns. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Amendment may be amended only by a written agreement executed by the parties in interest at the time of the modification.

      16. Rules of Construction.

      The parties hereto agree that the following rules shall govern the interpretation and construction of this Amendment:

            a. All paragraph headings are for convenience only and shall not limit, alter, or otherwise affect the construction or interpretation of this Amendment.

            b. Whenever the context so requires, the neuter gender shall include the feminine or masculine, the singular number shall include the plural, and vice versa.

            c. Each party waives all objections to the legal effect and enforceability of the terms of this Amendment.

      17. Entire Agreement; Choice of Law; Choice of Forum. This Amendment constitutes the entire agreement between and among the parties pertaining to the subject matter hereof and the final, complete and exclusive expression of the terms and conditions of the settlement. Any and all prior agreements, representations, negotiations and understandings made by the parties, oral and written, express or implied, are hereby superseded and merged herein. This Amendment is entered into in, and shall be governed by and construed and interpreted in accordance with, the laws of the State of California. Any disputes arising out of this Amendment or the relationship between the parties hereto shall be exclusively decided by the state or federal courts located in Los Angeles County, California.

      18. Attorney Fees. Should a party hereto incur costs, expenses or attorney fees in connection with any action for breach of this Amendment (including, but not limited, an

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application to specifically enforce the Amendment), the prevailing party in said action shall be entitled to recover all reasonable costs, expenses and attorney fees incurred therein.

      19. Assurances. BAM agrees to execute the quitclaim attached hereto as part of this Amendment as part of the execution of the written agreement. In addition, upon compliance with the terms hereof, the parties agree to execute all future documents necessary to affect the purposes of this Amendment.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

      SPYGLASS ENTERTAINMENT GROUP, L.P.


      /s/  Gary Barber
      -----------------------------------------
      By:  Gary Barber
      Its: Chief Executive Officer


      Address:    500 South Buena Vista Street
                  Burbank, California 91521-1855
                  Attention:  Senior Vice President, Business & Legal Affairs

      BAM! ENTERTAINMENT, INC.


      /s/  Ray Musci
      -----------------------------------------
      By:  Ray Musci
      Its: Chief Executive Officer


      Address:    333 West Santa Clara Street
                  Suite 716
                  San Jose, California 95113
                  Attention:  Ray Musci


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